Exhibit 10.5
2009-000053B

PHYSICAL HEALTH INSURANCE CONTRACT
AGREEMENT BETWEEN
Puerto Rico Health Insurance Administration (PRHIA) a public instrumentality of the Commonwealth of Puerto Rico organized pursuant to Act 72, of September 7, 1993, as amended, hereinafter referred to as the “ADMINISTRATION”, and represented by it’s Executive Director, Mr. Domingo Nevárez Ramírez;
And
TRIPLE-S SALUD, INC., a private corporation duly organized and authorized to do business under the laws of the Commonwealth of Puerto Rico, with Employer Social Security Number ###-##-####, hereinafter referred to as “INSURER”, and represented by its Chief Executive Officer, Ms. Socorro Rivas;
Contractor Name
Acting as
THIRD PARTY ADMINISTRATOR
IN THE METRO-NORTH REGION

WITNESSETH
In consideration of the mutual covenants and agreements hereinafter set forth, the parties, their personal representative and successors, agree as follows:
WHEREAS: The parties entered into contract number 09-053 (the Contract) to provide health insurance coverage for the Metro-North medically indigent population; enrolled in the Government Health Insurance Plan (GHIP) for the period through November 1, 2008 until December 31, 2009.
WHEREAS: The Contract was amendment through Amendment Number 09-053A to comply with the Center for Medicare and Medicaid Services (CMS) requirements.
WHEREAS: The Board of Directors of the ADMINISTRATION was in the process of evaluating the entire proposal submitted by the proponents for the contract of the GHIP for the period from 2009-2010.
WHEREAS: The Board of Directors of the ADMINISTRATION in a Extraordinary Meeting celebrated on October 2, 2009, decided not to award contracts to any of the proponents who submitted its proposal to the ADMINISTRATION for the physical, mental and oral health coverage under the Governmental Health Insurance Plan. The Board recommended that the contracts be extended until June 30, 2010. In a Meeting of the Board of Directors celebrated on October 30, 2009, the Board directed ASES to extend the contract for a two month period (from November 1, 2009 to December 31, 2009) to give the ADMINISTRATION the necessary time to negotiate the contract extension contemplated in the October 2, 2009 Extraordinary Meeting. In consideration of the decision of the Board of Director the parties agree to extend the Contract until December 31, 2009.
HENCEFORTH: The appearing Parties agree to extend the Contract Number 09-053 and amend the Section 8.6 pages 143-144 EFFECTIVE DATE AND TERM, as follows:

Article I: To amend provision 1 in SECTION 8.6 “Effective Date and Term” to read as follows:
1.	This Agreement shall be in effect from November 1, 2008 starting at 12:01 AM, Puerto Rico time, November 1, 2008, which shall be the first day that coverage begins for which payment of service fees is due until December 31, 2009.

2.	......

3.	......
Article II: To incorporate last sentence in Section 3.3.13 page 49 the following language:
     For the period of the contract extension, effective from November 1, 2009 through December 31, 2009, the ADMINISTRATION assures that it will provide an adequate stop-loss insurance set at five thousand dollars ($5,000.00).
Article III: To amend Section 5, 5.1.1, pages 101-102 to read as follows:
5.1.1. THE ADMINISTRATION will pay an administrative fee of seven dollars and twenty cents ($7.20) and a reinsurance premium of one dollar and fifty one cents ($1.51) on a monthly basis hitch will not exceed eight dollars and seventy one cents per member per month ($8.71 pmpm) to the TPA. The ADMINISTRATION will assume financial responsibility for claims costs for Basic, Special and Dental Coverage risks not negotiated with the HCO’s up to a maximum of 105% of claim costs. (See Appendix E) Expected claim cost has been established at one hundred two dollars and eighty seven cents ($102.87 pmpm). TPA will assume financial responsibility for all costs in excess of 105% of expected claim cost (in excess of $108.01). Excess costs determination will include all claims paid after 6 months of the end of the contract year and an agreed IBNR reserve. Expected claim costs do not include nine dollars and two cents ($9.02) for Mental Health Services and the costs associated with the Asthma Therapy Management Project.
Article IV: To incorporate a new Appendix F, Guidelines for the Development of Program Integrity Plan.

All other terms and conditions of the contract number 09-053 remain unchanged. In witness whereof, the parties have duly executed this Amendment on this 15 day of December, 2009 and affixes below their respective signature.

/s/ Domingo Nevárez Ramírez Domingo Nevárez Ramírez, MHSA
Executive Director
Puerto Rico Health Insurance Administration

/s/ Socorro Rivas SOCORRO RIVAS
Chief Executive Officer
TRIPLE-S SALUD, INC.

/s/ Luis A. Marini LUIS A. MARINI, DMD
Chief Executive Officer
Triple-C, Inc.
Cifra 5000-100

APPENDIX D
The Insurer shall comply with the following Medicaid Integrity Requirements:
A.	60 days after the dated of the agreement the Company must submit to ASES Compliance Office copy of the policies and procedures for identifying and tracking potential provider fraud cases, for conducting preliminary and full investigation and for referring cases of suspected fraud to an appropriate law enforcement agency.
B.	Each company must submit to the Administration’s Compliance Office on a quarterly basis a report with the following information: preliminary and full investigations, audits performed, administrative actions against providers, overpayments identified and providers referred to the Department of Justice (if not submit a certification signed by the Compliance Director and the President or CFO).
C.	Each company must submit to the Compliance Office on a quarterly basis a report with the following information: fraud investigations pending, fraud investigations in process, fraud investigations finished and referrals to the Department of Justice or U.S. Attorney’s Field Office (if there were no investigations, submit a certification signed by the Compliance Director and the President or CEO).
D.	Each Company has five (5) days to notify ASES about the referrals made to the US Attorney’s Field Office and HHS-OIG.
E.	Each company must submit to the Compliance Office a certification signed by the Compliance Director and the President or CEO indicating that all full investigations are made in accordance with 42 CFR 455.15.
F.	Each Company has five (5) days to notify ASES about any adverse or negative action that the MCO has taken on provider application or actions which limit the ability of providers to participate in the program.
G.	Each company must review the credentialing forms to ensure that they are in accordance with federal regulation 42 CFR 455.104.
H.	Each company must request to providers to fulfill an ownership and control disclosures form. The company is responsible to ensure compliance with regulation.

APPENDIX D
I.	Each company must review providers agreement to incorporate appropriate business transaction language to ensure accordance with federal regulation 42 CFR 455.105.
J.	Each company must request providers to fulfill a business transaction form and verify compliance with regulation.
K.	Each company must establish a method to capture criminal conviction information on owners, persons with control interest, agents and managing employees of providers to ensure that is in accordance with federal regulation 42 CFR 455.106.
L.	Each company must review the enrollment packages for all provider types to request criminal conviction information as stated before
M.	Each company should develop and implement procedures to report to HHS-OIG and ASES within 20 working days any criminal conviction disclosures made during the MCO credentialing process. Copy of the policies should be submitted to ASES Compliance Office.
N.	Each company must submit to the Compliance Office a certification signed by the Compliance Director and the President or CEO stating compliance with 42 CFR 455.106.
O.	ASES must include in the agreement evidence of compliance with 42 CFR 455.20 EOMB (Evidence of Medical Benefits).
P.	Each company must comply with requirement establish in 42 CFR 455.20.
Q.	Each company must comply with requirement established in 42 CFR 455.101.
R.	Each company must review the enrollment form and credentialing packages for all provider types to capture the identity of managing employees.